                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K
                                    --------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 23, 2002


                             UNITED FINANCIAL, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       North Carolina                      000-50018                          55-0796470
------------------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)   (IRS Employer Identification No.)
 of incorporation)


              1128 South Main Street, Graham, North Carolina 27253
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (336) 226-1223


                                 Not Applicable
--------------------------------------------------------------------------------
                 (Former address of principal executive offices)

Item 5.

Third Quarter Earnings Press Release

     Registrant issued a press release to report quarter end results for September 30, 2002. The press release reported that net income for the three and nine months ended September 30, 2002 increased to $197,000 and $468,000, respectively, compared to $16,000 and $(296,000) for the same periods in 2001. The Company's assets at September 30, 2002 increased to $124 million compared with $90 million at September 30, 2001. The Company's shareholders' equity increased to $10 million at September 30, 2002 compared with $5.5 million at September 30, 2001. For the three and nine month periods ended September 30, 2002, net interest income increased to $1 million and $3 million, respectively, from $800,000 and $2 million during the same periods last year. For the three and nine month periods ended September 30, 2002, non-interest income increased to $116,000 and $436,000, respectively, from $94,000 and $301,000 during the same periods last year.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNITED FINANCIAL, INC.



                                        By:   /s/ William M. Griffith, Jr.
                                              ----------------------------------
                                              William M. Griffith, Jr.
                                              President and CEO

Dated: October 23, 2002

                                  EXHIBIT INDEX


Exhibit Number                                     Description of Exhibit
--------------                                     ----------------------

    99.1                                               Press Release